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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact: Joseph P. Tomczak
         Chief Financial Officer
         (817) 885-0000

                      KEVCO, INC. ANNOUNCES REORGANIZATION
                         AND AGREEMENT TO SELL DIVISION

FORT WORTH, TEXAS (FEB. 5, 2001) - Kevco, Inc. (Nasdaq/NM:KVCO) today announced that it and all of its wholly owned subsidiaries have filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code. The petitions were filed in the United States Bankruptcy Court for the Northern District of Texas.

The Company indicated that the filings were being made as a direct result of the unprecedented decline in shipments in new homes that has occurred in the manufactured housing industry. Kevco indicated that shipments were down in 1999 and that the latest industry statistics indicate a 26% decline through the first ten months of 2000. Kevco said that it has an agreement with its bank group that provides sufficient liquidity to allow operations to continue with suppliers and customers.

In connection with the Company's plans to sell certain operating units, the Company has entered into an agreement to sell its Design Components division to Adorn, LLC. As part of its voluntary petition filed today, it is seeking the approval of the Bankruptcy Court for the sale. The aggregate purchase price for the Design Components division is $13,500,000, subject to certain adjustments. The parties anticipate that the closing of the sale would occur on or before February 28, 2001, subject to the approval of the Bankruptcy Court and the fulfillment of other conditions to closing.

Kevco, headquartered in Fort Worth, Texas, is a leading wholesale distributor and manufacturer of building products for the manufactured housing and recreational vehicle industries.

This press release contains forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include those relating to implementation of the Company's cost improvement and operating efficiency initiatives, the effect of installation of a new information system, the outlook for and advantages of manufactured housing and includes statements relating to the Company or its operations that include terms such as "expects," "believes," "anticipates," "intends," "goals" and similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. The Company's actual results, performance and achievements could differ materially from the results, performance or achievements expressed in, or implied by, these forward-looking statements as a result of various factors, including without limitation, the Company's substantial leverage and its effects on the Company's ability to obtain additional capital as needed, the adequacy of existing funds to meet liquidity needs, the Company's ability to integrate its operations and realize savings




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from the implementation of its new management information systems, the realization of savings from plant consolidations and staff reduction; the ability of the manufactured housing industry to reduce inventory, customer demand for manufactured housing and recreational vehicles, the effect of general economic conditions, including increasing interest rates, the availability of financing for manufactured housing customers and the impact of raw materials prices. This press release speaks as of the date it is released. The Company does not intend to, and does not undertake to, update information contained in this press release absent an express obligation to do so in connection with required filings under Federal securities laws. A description of these factors, as well as other factors which could affect the Company's business, is set forth in filings by the Company with the Securities and Exchange Commission, including the Company's Form 10-K for the year ended December 31, 1999 and Form 10-Q for the quarter ended September 30, 2000.